UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2025

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 East Drinker Street Dunmore, PA 18512

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2025, the boards of directors of Peoples Financial Services Corp., a Pennsylvania corporation (the “Company”), and its banking subsidiary, Peoples Security Bank and Trust Company (the “Bank”), approved the appointment of Stephanie A. Westington, CPA, as Senior Vice President and Chief Accounting Officer of the Company and the Bank, a role in which she will serve as the principal accounting officer of the Company, effective as of April 1, 2025. As previously reported, effective March 31, 2025, John R. Anderson, III ceased to serve as the Company’s principal financial officer and principal accounting officer and James M. Bone, Jr., CPA, assumed the role of principal financial officer and principal accounting officer. Upon the effectiveness of Ms. Westington’s appointment, Mr. Bone ceased to serve as principal accounting officer.

Prior to the appointment to her current position, Ms. Westington, 59, served as Senior Vice President Chief and Profitability Officer of the Bank from the consummation of the Company’s merger with FNCB Bancorp., Inc. on July 1, 2024. From January 2022 until the merger, Ms. Westington served as Senior Vice President and Chief Accounting Officer of FNCB Bank, and from July 2012 to January 2022, served as Senior Vice President and Controller of FNCB Bank. Prior to joining FNCB Bank, Ms. Westington was Director of Finance for Physicians Health Alliance, a physician’s group that was a member of the former Moses Taylor Health Care System, from March 2011 to July 2012. Ms. Westington is a licensed Certified Public Accountant and has previous banking experience from her time as Vice President of Finance at the former Community Bank and Trust Company from January 1998 to March 2011 and Assistant Vice President and Controller at the former LA Bank, N.A. from September 1990 to December 1997.

There are no family relationships between Ms. Westington and any other person serving as a director or executive officer of the Company. Neither Ms. Westington nor any of her related persons has had since the beginning of the Company’s last fiscal year, or will have, a direct or indirect material interest in any transaction or any current proposed transaction that requires disclosure under Item 404(a) of Regulation S-K.

The Company and the Bank are not entering into or amending any material plan, contract or arrangement to which Ms. Westington is a party or in which they participate in connection with her appointment as Chief Accounting Officer, and are not making any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Gerard A. Champi
Gerard A. Champi
Chief Executive Officer
(Principal Executive Officer)

Dated: April 2, 2025